Exhibit 10.5

PATENT AND KNOW-HOW LICENSE AGREEMENT No 07554F33
AMENDMENT No 4

BETWEEN

INSERM-TRANSFERT SA, "Societe Anonyme a Directoire et Conseil de Serveillance'', a limited company organized under the laws of France, with share capital of €9,573,470, whose registered headquarters are located at 7 rue Watt, 75013 Paris, France, SIRET No. 434 033 619 00025 business (APE) code 72192, Paris Trade and Companies Registry No. B 434 033 619, represented by its Chairman of the Management Board, Mrs. Pascale Auge,

Acting as delegate of the French National Institute of Health and Medical Research (Institut National de la Sante et de la Recherche Medicale - hereinafter "INSERM"), a public scientific and technological institute, having its registered headquarters at 101 rue de Tolbiac, 75013 Paris, France.

OF THE FIRST PART

AND

bluebird bio, Inc. (formerly known as Genetix, Inc.) a corporation organized under the laws of the state of Delaware, U.S.A., having its principal place of business at 150 Second Street, Third Floor, Cambridge, Massachusetts 02141 U.S.A.

Hereinafter referred to as "LICENSEE"

OF THE SECOND PART

Referred to individually as a "Party" and collectively as the "Parties"
BACKGROUND

A.    INSERM-TRANSFERT, acting on behalf of INSERM, and LICENSEE entered into a Patent and Know-How License Agreement on 14 May 2009 ("Original License Agreement"), amended on 21 December 2012 ("Amendment No 1"), 15 March 2013 ("Amendment No 2") and 29 October 2014 ("Amendment No 3") (Original License Agreement, Amendment No 1, Amendment No 2 and Amendment No 3, collectively, "License Agreement"). Pursuant to the License Agreement, INSERM-TRANSFERT granted to LICENSEE an exclusive, royalty bearing license, with the right to grant sublicenses, in the Territory under the Patents and Know-How to further develop a treatment for adrenoleukodystrophy.

B.    The purpose of Amendment No I was to amend the financial terms of the License Agreement so as to accurately reflect the value of the license granted. The purpose of Amendment No 2 was to reflect the details of the data transfer and payments related thereto. The purpose of Amendment No 3 was to revise the conditions of the transfer of Clinical Data from INSERM to LICENSEE and related funding matters between LICENSEE and INSERM-TRANSFERT in connection with such transfer and access.

C.    The purpose of this Amendment No 4 is to clarify the license grant to Affiliates of LICENSEE.

D.    Terms used in this Amendment No 4 and not defined herein will have the meaning ascribed to them in the License Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, conditions and undertakings herein contained, the Parties hereto agree to the following:

1.    Section 1.1 to ARTICLE I - OBJECT AND SCOPE OF THE AGREEMENT of the License Agreement is amended and restated as follows:

"1.1 Subject to the terms of this Agreement (including its amendments), INSERM-TRANSFERT hereby grants to LICENSEE and its Affiliates an exclusive, royalty-bearing license, with the right to grant sublicenses, in the Territory under the Patents and Know-How excluding the Clinical Data to develop, make, have made, use, sell, import, export or otherwise distribute Products within the Field.

(a) For the avoidance of doubt and without prejudice to the terms of use of the Clinical Data by LICENSEE, this licensee authorizes LICENSEE and any of its Affiliates to use the Patents and Know-How, excluding the Clinical Data, alone or with any third party, in the content of conducting research and development of Lenti-D programs for adrenoleukodystrophy, including, without limitation, making submissions to regulatory authorities, to develop, make, have made, use, sell, import, export and otherwise distribute Products within the Field and in the Territory.
(b)

2.    Section 11.7 (a) (ii) to Article 11 - CLINICAL DATA ACCESS of the License Agreement is completed at the end of paragraph as follows:

"(ii)
For the avoidance of doubt, this license authorizes LICENSEE to transfer Clinical Data to its Affiliates only after signature of a sub-contractor agreement with its Affiliates, in respect of the International Data Transfer Agreement and the patient consent form; LICENSEE remains responsible to inform INSERM and INSERM-TRANSFERT when a new third party and/ or Affiliates have an access to Clinical Data that is not Published Clinical Data.

and"

3.    LICENSEE may discharge any obligations and exercise any right hereunder through any of its Affiliates regarding the Patent and the Know-How excluding the Clinical Data. LICENSEE hereby guarantees the performance by its Affiliates of LICENSEE's obligations under this Agreement and will cause its Affiliates to comply with the provisions of this Agreement in connection with such performance. Any breach by an Affiliate of any of LICENSEE's obligations under this Agreement will be deemed a breach by LICENSEE, and INSERM-TRANSFERT may proceed directly against LICENSEE without any obligation to first proceed against such LICENSEE's Affiliate.

Except as specifically set forth in this Amendment No 4, all provisions of the License Agreement shall remain in full force and effect.

In witness whereof, the Parties have executed this Amendment Νο 4 in English by their respective duly authorized representatives on this date indicated below in two (2) copies, one (1) for each Party.

INSERM-TRANSFERT		bluebird bio, Inc.

Signature	/s/ Augustin Godard	Signature	/s/ Jason F. Cole
Name:	Augustin Godard	Name:	Jason F. Cole
Title:	Exec Vice President	Title:	SVP, General Counsel
Date:	16 Dec 2015	Date:	December 14, 2015